UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2017

Date of Report (Date of Earliest Event Reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, InVivo Therapeutics Holdings Corp. (the “Company”) announced that Richard Toselli, M.D., had been appointed as Acting Chief Executive Officer of the Company. Dr. Toselli succeeds Mark D. Perrin, who resigned as the Company’s Chairman of the Board of Directors and Chief Executive Officer effective December 18, 2017. In addition, Ann Merrifield, who has served as the Company’s Lead Director, was elected to serve as the Company’s Chair of the Board, effective December 18, 2017. The Board further agreed to pay severance to Mr. Perrin consistent with what would have been provided to him upon termination of his employment by the Company without cause (as defined in his employment agreement) or by Mr. Perrin for good reason (as defined in his employment agreement), and, commencing January 3, 2018, Mr. Perrin has agreed to provide consulting services to the Company on an as-needed basis for a period of six months at an hourly rate of $395, which consultancy will be governed by a separate consulting agreement.

Dr. Toselli, 60, has served as the Company’s Chief Medical Officer since July 2017. Prior to joining the Company, Dr. Toselli served as the Chief Medical Officer for Cochlear Limited, a medical device company, from June 2016 until March 2017. Prior to that, Dr. Toselli served at Sanofi, a pharmaceutical company, from July 2012 to June 2016 in various levels of increasing responsibility, including Vice President of Global Medical Affairs — Immunology and Inflammation, Biologics Division; Vice President of Global Medical Affairs and Head of the Biosurgery Discovery Performance Unit; and Vice President of Global Medical Affairs, Biosurgery. Before his time at Sanofi, he served as Chief Medical/Technology Officer for Covidien Public Limited Company (now Medtronic Public Limited Company), a medical device company, and earlier held the position of Vice President of Evidence-Based Medicine for the device sector at Johnson & Johnson, a medical device, pharmaceutical and consumer packaged goods manufacturing company. Prior to that, Dr. Toselli held various roles at DePuy Synthes Spine, Inc., a medical device company, including Director of Medical Affairs, Worldwide Vice President of Research and Development, and Worldwide Vice President of Clinical Evidence and External Relations.

Mr. Perrin’s Employment Agreement

Consistent with the severance terms provided to Mr. Perrin pursuant to his employment agreement, the Company has agreed, pursuant to the terms of a separation agreement effective December 18, 2017 (the “Separation Agreement”) to pay severance (consisting of base salary in effect at the time of termination) to Mr. Perrin upon his termination for a period of 18 months, plus health insurance benefits for a period of 6 months. In addition, the Company will accelerate the vesting of the unvested portion of any options held by Mr. Perrin to the extent of 12 additional months upon his termination date. The severance payments are in addition to any accrued obligations to Mr. Perrin unpaid by the Company prior to the date of termination. The separation agreement includes a general release of claims.

Dr. Toselli’s Employment Agreement

Dr. Toselli has entered into an employment agreement dated December 18, 2017 with the Company (the “Employment Agreement”) that establishes the terms of his employment with the Company, including his title, salary, bonus and eligibility for benefits. Under the Employment Agreement, Dr. Toselli’s annual base salary is $435,000 and his annual target bonus opportunity will be 50% of his annual base salary. Dr. Toselli is eligible for a one-time sign-on bonus of $100,000, which will be payable on February 1, 2018. Additionally, Dr. Toselli is eligible for a one-time bonus of $150,000, upon the approval by the U.S. Food and Drug Administration of the Company’s proposed plans with respect to one or more clinical trials.

Pursuant to the Employment Agreement, on December 18, 2017, the Company granted to Dr. Toselli 300,000 restricted stock units (“RSUs”), each RSU representing the right to receive one share of the Company’s common stock, $0.00001 par value per share (the “Common Stock”). Subject to Dr. Toselli’s continued employment with the Company, the RSUs will vest as to 25% of the original number of shares on December 18, 2018, with the remainder vesting monthly in equal installments until fully vested on December 18, 2021.

Under the Employment Agreement with Dr. Toselli, if the Company terminates Dr. Toselli’s employment without cause (as defined in the Employment Agreement) or he terminates his employment for good reason (as defined in the Employment Agreement), prior to or more than 12 months following a change in control (as defined in the Employment Agreement), and provided Dr. Toselli remains employed by the Company on February 1, 2018 and has agreed in writing to become the Company’s Chief Executive Officer (rather than Acting Chief Executive Officer), he will be entitled to receive his monthly base salary for a period of 18 months and medical benefits for a period of 18 months following the date of such termination and the Company will accelerate the vesting of the unvested portion of any options held by Dr. Toselli to the extent of 12 additional months upon his termination date. If the Company terminates Dr. Toselli’s employment without cause or he terminates his employment for good reason within 12 months following a change in control, and provided Dr. Toselli remains employed by the Company on February 1, 2018 and has agreed in writing to become the Company’s Chief Executive Officer (rather than Acting Chief Executive Officer), he will be entitled to receive an amount equal to two times his base salary in effect on the date of termination plus 100% of his target annual bonus, which amount shall be paid in a lump sum, and medical benefits for 18 months following the date of such termination. In addition, the Company will accelerate in full the vesting on all outstanding, unvested equity awards held by Dr. Toselli and pay a pro rata portion of the annual bonus for the year in which the date of termination occurs based on a good faith determination by the Company of the attainment of the applicable goals. In either case, payments are contingent upon execution of a general release of claims against the Company.

Also in connection with Dr. Toselli’s appointment as Acting Chief Executive Officer of the Company, Dr. Toselli will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333- 171998) filed with the SEC on February 1, 2011 and is incorporated herein by reference. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Toselli for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers.

Upon the commencement of Dr. Toselli’s employment with the Company, he will also assume the role of principal executive officer of the Company.

Dr. Toselli has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Toselli and any other person pursuant to which he was elected as an officer of the Company.

Item 7.01                                           Regulation FD Disclosure

On December 18, 2017, the Company issued a press release relating to Dr. Toselli’s appointment as the Company’s Acting Chief Executive Officer, and Mr. Perrin’s resignation from such position, as well as Ms. Merrifield’s appointment as Chair. A copy is furnished herewith.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press release issued by the Company on December 18, 2017

*This exhibit shall be deemed to be furnished, and not filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: December 18, 2017	By:	/s/ Tamara Joseph
Tamara Joseph SVP, General Counsel & Chief Compliance Officer